Exhibit 10.02

Daybreak Oil and Gas, Inc. 1101 N. Argonne Rd. Suite A-211 Spokane Valley, WA 99212 Office: (509) 232-7674 Fax: (509) 232-2220

February 10, 2017

Via electronic mail only

Maximilian Resources, LLC
250 West 55th Street, 14th Floor
New York, NY  10019
Attention:  Zach Weiner

Re:

Loan from Maximilian Resources LLC, to Daybreak Oil and Gas, Inc.

Ladies and Gentlemen:

The undersigned Daybreak Oil and Gas, Inc., is the “Borrower” (and herein so-called) under that certain Promissory Note covering the Exploration Agreement for the development of oil and gas interests in Montcalm County, Michigan, by and between Borrower and Maximilian Resources LLC (“Lender”).

Borrower hereby requests that Lender advance the amount of NINE THOUSAND US DOLLARS ($9,000) (the “Loan”), pursuant to the terms of the Promissory Note between Borrower and Lender dated January 17, 2017, as amended to reflect this advance, for the development of oil and gas interests in Montcalm County, Michigan.  Borrower hereby directs that such advance be transmitted, by wire transfer, f to the following account(s):

Amount:
Bank:
Routing Number (ABA):
Account No.:
Account Name:

To induce Lender to make the advance requested above, the undersigned hereby certifies to Lender as follows:

1.

All information, including without limitation, all representations, exhibits, financial statements and other materials, submitted to Lender by Borrower or any affiliate in connection with or in support of the Loan continues to be correct and accurate as of the date hereof; and

2.

Except as may have been previously disclosed to Lender, there is no outstanding, pending or threatened litigation against the undersigned or affecting Borrower or any surety of any of Borrower’s obligations to Lender, or the collateral for the Loan which would affect any such person or entity or said collateral in any material adverse way; and

3.

Neither Borrower nor any other surety of any of Borrower’s obligations to Lender, has suffered or incurred any material adverse financial change since the date of the last financial statement submitted by such person or entity to Lender; and

4.

Borrower has not breached any term, provision, representation, warranty, or covenant contained in any Loan Documents, each of the representations, warranties, and covenants of each such person contained in each of the Loan Documents is true and correct as of the date hereof; and

5.

No event or series of events, that the Lender has not been made aware of, has or have intervened since the date Borrower initially executed and delivered the Note, which would either individually or collectively adversely affect the collateral for the Loan in any material way.

Very truly yours,

DAYBREAK OIL AND GAS, INC.,
a Washington corporation

By:	/s/ THOMAS C. KILBOURNE
Name: Thomas C. Kilbourne Title: Controller